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                                                                     Exhibit 3.4

                                    BY-LAWS

                                       of

                                 IP HOLDING CO.
                            (A Delaware Corporation)


                                   ARTICLE I

                            Meetings of Stockholders
                            ------------------------


          Section 1.  Annual Meeting.  The Annual Meeting of the Stockholders of
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this Corporation shall be held within a period of four (4) months following the end of the fiscal year of the Corporation, at a place and time determined by the Board of Directors, for the election of directors and the transaction of such other business as may properly come before the meeting.

          Section 2.  Special Meetings.  Special meetings of Stockholders may be
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called at any time by the Chairman, Vice Chairman, President, a Vice-President,
the Secretary or a majority of the Board of Directors, and shall be called upon the request of the holders of a majority of the outstanding shares entitled to vote (and if the Corporation has different classes of common stock, as if each class of voting common stock of the Corporation had been converted into a single class of common stock) (hereinafter "Equivalent Voting Common Stock"), made in writing to the Chairman, Vice Chairman, President or Secretary.

          Section 3.  Notices.  Written notices of each meeting of Stockholders,
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whether annual or special, stating the date, time and place of such meeting, shall be given by serving a copy of such notice upon each Stockholder entitled to vote, either personally or by mail, not less than ten nor more
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than sixty days before such meeting. If mailed, such copy shall be addressed to each such Stockholder at his or her address as the same shall appear on the stockbook of the Corporation unless such Stockholder shall have filed with the Secretary of the Corporation a written request that notices intended for him or her shall be mailed to some other address, in which case such copy shall be mailed to the address designated in such request.

          Section 4.  Quorum.  At all meetings of Stockholders, the holders of a
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majority of Equivalent Voting Common Stock, present either in person or by proxy, shall constitute a quorum, except as may be otherwise required by law.

          Section 5.  Record Date.  The Board of Directors may fix a day and
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hour not less than ten (10) nor more than sixty (60) days prior to the day of holding any meeting of Stockholders as the time as of which Stockholders entitled to notice of and to vote at such meeting shall be determined, and all persons who shall be holders of record of voting stock at such time, and not others, shall be entitled to notice of and to vote at such meeting.

          Section 6.  Voting.  At all meetings of Stockholders at which a quorum
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is present, all matters shall be determined by the vote of  the holders of a majority of the Equivalent Voting Common Stock, present in person or by proxy, except as may be otherwise provided by law, the Corporation's Certificate of Incorporation, these By-laws or the Stockholders Agreement, as amended, which is described in Section 6 below. Any meeting of Stockholders may be adjourned to a designated time and place by the vote of a majority in interest of the holders of the Equivalent Voting Common Stock present in person or by proxy and entitled to vote, even though less than a quorum is so present. No notice of such an adjourned meeting of Stockholders need be given, other than by announcement at the meeting, unless the adjourned meeting is more than thirty days after

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the scheduled meeting or if a new record date is fixed for the adjourned meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally scheduled.

          Section 7.  Written Consent.  Any action required to be taken or which
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may be taken at any annual or special meeting of Stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the number of holders of Equivalent Voting Common Stock that would be necessary to authorize the action at a meeting at which all Stockholders entitled to vote thereon were present and voting. The consent shall set forth the action so taken and prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented in writing.

          Section 8.  Proxies.  Every proxy must be executed in writing by the
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Stockholder or by his attorney-in-fact.  No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Stockholder executing it prior to a vote, except in those cases where an irrevocable proxy is permitted by law.

                                   ARTICLE II

                                   Directors
                                   ---------

          Section 1.  General.  The business of the Corporation shall be managed
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by the Board of Directors.  Meetings of the Board of Directors may be held either within or without the State of Delaware. Directors need not be Stockholders.

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          Section 2.  Number.  The initial Board of Directors nominated and
                      ------
elected by the incorporator of the Corporation shall be seven (7). Thereafter, the number of directors that shall constitute the entire Board shall be seven
(7) or such greater or lesser number (but not less than three (3)) as is determined by a majority of the Board of Directors or Stockholders, subject to the provisions of the Stockholders Agreement, as amended, which is described in
Section 6 below.

          Section 3.  Election; Tenure.  Directors, other than members of the
                      ----------------
first Board, shall be elected as provided in Section 3.11 of the Stockholders Agreement described in Section 6 below. Each director shall hold office until the annual meeting of Stockholders next following his or her election and until his or her respective successors shall have been elected and qualified.

          Section 4.  Quorum.  A quorum at any meeting of the Board of Directors
                      ------
shall be a majority of all of the members of the Board, and if a quorum is present, the vote of a majority of the directors present at the time of the vote shall be the act of the Board, except as may otherwise be specifically required by law or the Certificate of Incorporation.

          Section 5.  Meetings.  Regular meetings of the Board may be held upon
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such notice, or without notice, and at such time and at such place as shall from time to time be determined by the Board. The Chairman, Vice Chairman, President or a Vice-President may, and at the request of a majority of directors must, call a special meeting of the Board of Directors, two days notice of which shall be given in person or by mail, telegraph, facsimile, cable or telephone.
Nothing contained herein shall be deemed to prevent a waiver of notice of any meeting by any director.

          Section 6.  Vacancies.  Except as provided in Section 7 of this
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Article, vacancies occurring in the membership of the Board of Directors, from whatever cause arising, may be filled by the nominee who elected or has the right to elect such director in accordance with Section 3.11

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of the Stockholders Agreement to be entered into between the Corporation and the holders of outstanding Common Stock and options of the Corporation (the "Stockholders Agreement").

          Section 7.  Removal.  Any one or more or all of the directors may be
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removed, either with or without cause, at any time, by the nominee who elected such director in accordance with the Stockholders Agreement. A vacancy or vacancies occurring from such removal may be filled by such nominee.

          Section 8.  Executive Committee.  By resolution adopted by a majority
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of the entire Board of Directors, the Board may designate one or more directors to constitute an Executive Committee which shall have the authority specified by the Board of Directors, with the exception of any authority the delegation of which is prohibited by Section 141 of the General Corporation Law.

          Section 9.  Written Consent.  Any action required or permitted to be
                      ---------------
taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or of the committee.

          Section 10.  Conference Calls.  Members of the Board of Directors, or
                       ----------------
of any committee thereof, may participate in a meeting of the Board or of the committee, as the case may be, by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

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                                  ARTICLE III

                                    Officers
                                    --------

          Section 1.  General.  After the first meeting of incorporators and
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after each annual meeting of the Stockholders, the Board of Directors shall meet and may elect a Chairman of the Board, Vice Chairman, President, one or more
Vice Presidents, a Secretary and a Treasurer, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as it may from time to time determine. Any two or more offices may be held by the same person. None of the officers need be members of the Board of Directors or Stockholders. All officers shall have such authority and perform such duties as may be provided in these By-laws or by the Board.

          Section 2.  Chairman of the Board.  The Chairman of the Board shall
                      ---------------------
preside at the meetings of the Stockholders and of the Board of Directors and shall be the Chief Executive Officer of the Corporation and shall have the general management of the general affairs of the Corporation.

          Section 3.  Vice Chairman.  In the absence of the Chairman, the Vice
                      -------------
Chairman shall perform the duties of the Chairman and shall preside at the meetings of the Stockholders and of the Board of Directors.

          Section 4.  President.  The President, if there shall be one, shall
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exercise and perform those duties delegated to him or her by the Board of
Directors, Chairman or Vice Chairman.

          Section 5.  Vice President.  The Vice-Presidents shall, in the absence
                      --------------
or incapacity of the President, perform the duties of the President; they shall also perform such other duties and have such powers as may be prescribed or assigned to them from time to time by the Board of Directors or the By-laws.

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          Section 6.  Chief Financial Officer.  The Chief Financial Officer
                      -----------------------
shall perform all the duties customary to that office, shall have the care and custody of the funds and securities of the Corporation, subject always to the control and supervision of the Board of Directors, and shall have the general supervision of the books of account. The Chief Financial Officer shall have such other powers and duties as the Board of Directors from time to time may prescribe. The Chief Financial Officer shall give such bonds for the faithful performance of his or her duties as the Board of Directors from time to time may determine.

          Section 7.  Treasurer.  The Treasurer shall supervise the
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Corporation's relationships with banking and lending institutions, subject always to the control and supervision of the Board of Directors. The Treasurer shall have such other powers and duties as the Board of Directors from time to time may prescribe.

          Section 8.  Secretary.  The Secretary shall keep the minutes of the
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meetings of the Board of Directors and of the Stockholders and shall have the custody of the seal of the Corporation and shall affix the same to certificates of stock and other documents when authorized to do so. The Secretary shall perform all the other duties usual to that office, and such other duties as the Board of Directors from time to time may prescribe.

          Section 9.  Removal.  The Board of Directors may, at any time, by the
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vote of a majority of the Board, remove any officer or officers, whether or not elected or appointed by the Board of Directors, and any such removal may be made at the pleasure of the Board, with or without cause.

          Section 10.  Compensation.  The officers shall receive such salaries
                       ------------
or other compensation as may from time to time be determined by the Board of Directors.

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                                   ARTICLE IV

                                 Capital Stock
                                 -------------

          Section 1.  Certificates.  Certificates of stock shall be in such form
                      ------------
as shall be approved by the Board of Directors, shall be numbered and registered in the order in which they are issued, and shall be signed by the Chairman of the Board of Directors, the Vice Chairman, the President or a Vice-President, and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, and the seal of the Corporation shall be affixed thereto. Such seal may be a facsimile, engraved or printed. Where any such certificate is signed by a transfer agent or transfer clerk and by a registrar, the signatures of any such Chairman of the Board, Vice Chairman, President, Vice-President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer, may be facsimiles, engraved or printed.

          Section 2.  Transfers.  Transfers of shares shall be made upon the
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books of the Corporation by the registered holder in person or by attorney, duly authorized, and on surrender of the certificate or certificates for such shares, properly assigned for transfer.

          Section 3.  Lost Certificates.  In case of the loss, mutilation or
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destruction of a stock certificate, a duplicate certificate may be issued in its place upon such terms and conditions as the Board of Directors may prescribe, and if required by the Board of Directors, upon the furnishing to the Corporation of an indemnity bond in such form and amount and with such sureties as the Board of Directors may approve.

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                                   ARTICLE V

                                    General
                                    -------

          Section 1.  Checks, Notes etc.  All checks, drafts, notes or other
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orders or promises for the payment of money shall be signed by such officer or officers or agent or agents as the Board of Directors from time to time may designate.

          Section 2.  Waivers.  Whenever under the provisions of the General
                      -------
Corporation Law, the Corporation's Certificate of Incorporation or of any of these By-laws, action is authorized to be taken after notice to the Stockholders or to the Board of Directors, or after the lapse of a prescribed period of time, such action may be taken without notice and without the lapse of any period of time, if either (i) the Stockholders or the members of the Board, as the case may be, attend the meeting without protest of the lack of notice at the beginning of the meeting, or (ii) at any time before or after such action be completed such requirements be waived in writing by every Stockholder of this Corporation entitled to such notice or to participate in such action, or by his or her attorney thereunto authorized, if such action is to be or has been taken by Stockholders, or by every director of this Corporation, if such action is to be or has been taken by directors.

          Section 3.  Corporate Seal.  The corporate seal of the Corporation
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shall consist of a round seal with the name of the Corporation in the margin thereof and the words "Delaware" with the figures "1998" and such legend, figures, words and symbols in the center as may be from time to time adopted by the Board of Directors.

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                                   ARTICLE VI

                                   Amendments
                                   ----------

          Section 1.  Stockholders Actions.  These By-laws may be altered,
                      --------------------
amended, changed, added to or repealed at any Stockholders' meeting by vote of the Stockholders holding a majority of the Equivalent Voting Common Stock entitled to vote, present either in person or by proxy, provided the notice or waiver of notice for such meeting contained a reference to the proposed alteration, amendment or repeal.

          Section 2.  Directors Actions.  The Board of Directors shall have the
                      -----------------
power without the assent or vote of the Stockholders to make, alter, amend, change, add to or repeal these By-laws, but any such action taken or any By-laws so made by the Board of Directors may be altered or repealed by the Stockholders.

                                  ARTICLE VII

                             Stockholders Agreement
                             ----------------------

          Section 1.  Conflicts.  In the event there is a conflict in the
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provisions of these By-laws and the Stockholders Agreement, the provisions of the Stockholders Agreement shall govern such provisions.

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